Exhibit 3.3

AMENDED AND RESTATED

BYLAWS

OF

CompX International Inc.

a Delaware Corporation

(Amended and Restated as of March 3, 2021)

TABLE OF CONTENTS

TABLE OF CONTENTS

ARTICLE I.  REGISTERED AGENT AND OFFICES

Section 1.1.  Registered Agent and Office

Section 1.2.  Other Offices

ARTICLE II.  MEETINGS OF STOCKHOLDERS

Section 2.1.  Place and Time of Meetings

Section 2.2.  Business to be Transacted at Meetings

Section 2.3.  Notice

Section 2.4  Notice by Electronic Transmission

Section 2.5.  List of Stockholders

Section 2.6.  Quorum

Section 2.7.  Proxies

Section 2.8.  Order of Business

Section 2.9.  Appointment of Inspectors of Election

Section 2.10.  Confidential Voting

Section 2.11.  Action Without a Meeting

Section 2.12.  Fixing A Record Date

Section 2.13.  Remote Communications

Section 2.14.  Minutes

ARTICLE III.  DIRECTORS

Section 3.1.  Number, Qualifications and Term of Office

Section 3.2.  Nomination of Director Candidates

Section 3.3.  Removals

Section 3.4.  Vacancies

Section 3.5.  Annual Meeting

Section 3.6.  Other Meetings and Notice

Section 3.7.  Quorum

Section 3.8.  Committees

Section 3.9.  Committee Rules

Section 3.10.  Telephonic Meetings

Section 3.11.  Presumption of Assent

Section 3.12.  Action Without a Meeting

Section 3.13.  Compensation

Section 3.14.  Minutes

ARTICLE IV.  OFFICERS

Section 4.1.  Number

Section 4.2.  Election and Term of Office

Section 4.3.  The Chairman of the Board

Section 4.4.  The Vice Chairman of the Board

Section 4.5.  The President

Section 4.6.  The Chief Executive Officer

Section 4.7.  The Chief Financial Officer

Section 4.8.  Vice Presidents

Section 4.9.  The Secretary and Assistant Secretary

Section 4.10.  The Treasurer and Assistant Treasurer

Section 4.11.  Vacancies

Section 4.12.  Other Officers, Assistant Officers and Agents

Section 4.13.  Normal Duties and Responsibilities of Officers

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ARTICLE V.  INDEMNIFICATION AND INSURANCE OF DIRECTORS, OFFICERS AND OTHERS

Section 5.1.  Indemnification

Section 5.2.  Advancement of Expenses

Section 5.3.  Expenses of Contested Indemnification Claims

Section 5.4.  Indemnification Not Exclusive

Section 5.5.  Survival of Indemnification and Advancement of Expenses

Section 5.6.  Employees, Agents and Others

Section 5.7.  Contract Right

Section 5.8.  Insurance

Section 5.9.  Certain References Under Article V

ARTICLE VI.  STOCK CERTIFICATES

Section 6.1.  Form

Section 6.2.  Transfers

Section 6.3.  Lost or Destroyed Certificates

Section 6.4.  Registered Stockholders

Section 6.5.  Restrictions on Transfers of Shares

ARTICLE VII.  CERTAIN BUSINESS COMBINATIONS

ARTICLE VIII. GENERAL PROVISIONS

Section 8.1.  Dividends

Section 8.2.  Accounts

ARTICLE IX.  NOTICES

Section 9.1.  General

Section 9.2.  Waivers

Section 9.3.  Attendance as Waiver

Section 9.4.  Omission of Notice to Stockholders

ARTICLE X.  FORUM SELECTION

Section 10.1.  Delaware Forum

Section 10.2.  Securities Act Claims

Section 10.3.  Notice and Consent

Section 10.4.  Injunctive Relief

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AMENDED AND RESTATED

BYLAWS

OF

CompX International Inc.

a Delaware Corporation

(Amended and Restated as of March 3, 2021)

ARTICLE I.
REGISTERED AGENT AND OFFICES

Section 1.1.  Registered Agent and Office.  The registered agent and office of the corporation shall be such person or entity and located at such place within the state of Delaware as the board of directors may from time to time determine.

Section 1.2.  Other Offices.  The corporation may also have offices at such other places, both within and without the state of Delaware, as the corporation’s board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II.
MEETINGS OF STOCKHOLDERS

Section 2.1.  Place and Time of Meetings.  All meetings of the stockholders shall be held on such date and at such time and place, within or without the state of Delaware, as shall be determined, from time to time, by the board of directors or by means of remote communication at the discretion of the board of directors, as stated in the notice and call of the meeting or a duly executed waiver of notice thereof.  The chairman of the board, the president, the chief executive officer, the board of directors or the holders of at least 15 percent of the shares of the corporation that would be entitled to vote at such a meeting may call special meetings of stockholders.  If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by facsimile transmission to the chairman of the board, the president, the chief executive officer or the secretary of the corporation.  Nothing contained in this Section shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

Section 2.2.  Business to be Transacted at Meetings.  At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement thereto).  To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must, in addition to any requirements imposed by federal securities law or other applicable laws, have given timely notice thereof in writing to the secretary of the corporation.  To be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, no later than (i) if the corporation mailed notice of the last annual meeting or publicly disclosed the date of such meeting and the annual meeting for the current year has not changed more than thirty days from such date (as if in the current year), forty-five days before the earlier of the date (as if in the current year) of such mailing or public disclosure or (ii) otherwise ninety days prior to the annual meeting.  A stockholder’s notice to the secretary with regard to an annual meeting shall set forth as to each order of business that the stockholder proposes to bring before the meeting (a) a brief description of such business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.  The chairman of the meeting may refuse to bring before a meeting any business not properly brought before the meeting in compliance with this section.

Section 2.3.  Notice.  Notice of the time, place and means of remote communication of an annual meeting of stockholders and notice of the time, place, means of remote communication and purpose or purposes of a special meeting of the stockholders shall be given not less than 10, nor more than 60, days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage paid, addressed to the stockholder’s address appearing on the corporate books of the corporation.

Section 2.4.  Notice by Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any applicable law, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Notice by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

Section 2.5.  List of Stockholders.  The officer or agent having charge of the stock transfer books of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting on a reasonably accessible electronic network or, during ordinary business hours, at the principal place of business of the corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting of stockholders is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

Section 2.6.  Quorum.  The holders of a majority of the votes entitled to be cast at any meeting of stockholders, counted as a single class if there be more than one class of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the certificate of incorporation.  Once a quorum is present at a meeting of the stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  If a quorum is not present, the chairman of the meeting or the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place.  Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

Section 2.7.  Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.  A telegram, telex, cablegram or reliable electronic transmission executed or duly authorized by the stockholder, or a photographic, photostatic, facsimile or reliable reproduction of a writing executed or duly authorized by the stockholder shall be treated as an execution in writing for purposes of this section.  No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 2.8.  Order of Business.  The order of business at each such stockholders meeting shall be as determined by the chairman of the meeting. One of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting:  the chairman of the board, vice chairman of the board, president, the chief executive officer, vice presidents (in the order of their seniority if more than one) and secretary. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.9.  Appointment of Inspectors of Election.  The board of directors shall appoint one or more inspectors of election (“inspectors”) to act at such meeting or any adjournment or postponement thereof and make a written report thereof.  The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the chairman of the board, the vice chairman of the board, the president or the chief executive officer shall appoint one or more inspectors to act at such meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors may be directors, officers or employees of the corporation.

Section 2.10.  Confidential Voting.  All proxies, ballots and vote tabulations that identify the particular vote of a stockholder shall be kept confidential, except that disclosure may be made (a) to allow the inspectors to certify the results of the vote; (b) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (c) when expressly requested by such stockholder.  Nothing in this section shall prohibit the inspector from making available to the corporation, during the period prior to any annual or special meeting, information as to which stockholders have not voted and periodic status reports on the aggregate vote.

Section 2.11.  Action Without a Meeting.

(a)

Any action to be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

(b)

Every written consent of the stockholders shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation as provided below, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the stockholders are recorded.  Such delivery shall be made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the corporation’s principal place of business, shall be addressed to the president or chief executive officer of the corporation.

(c)

Without limitation, a telegram, cablegram or electronic transmission by a stockholder, or a photographic, photostatic, facsimile or other reliable reproduction of a writing signed or transmitted by a stockholder, shall be regarded as signed by the stockholder for the purposes of this section.

(d)

Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 2.12.  Fixing A Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting.  With respect to corporate action in writing without a meeting, such record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors nor more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. With respect to any other action, such record date shall not precede the date upon which the resolution fixing the record date is adopted nor more than 60 days prior to such action.

If the board of directors does not so fix a record date:

(a)

The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)

The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required under the laws of the state of Delaware, shall be the first date on which a signed written consent is delivered to the corporation in accordance with the requirements of such law.

(c)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 2.13.  Remote Communications.  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.14.  Minutes.  The stockholders shall cause regular minutes of their proceedings to be kept, and such minutes shall be placed in the minute proceedings of the corporation (which may be maintained in paper or electronic form).

ARTICLE III.
DIRECTORS

Section 3.1.  Number, Qualifications and Term of Office.  The business and affairs of the corporation shall be managed by a board of directors. Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding, the board of directors shall consist of one or more members.  The number of members of the board of directors shall be fixed from time to time (a) by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors or (b) by the stockholders pursuant to a resolution adopted by a majority of the holders of shares of the corporation entitled to vote for the election of directors; provided, however, that if the stockholders have acted to fix the number of directors, any action by the board of directors to fix another number shall only become effective on or after the first annual meeting of stockholders that follows such stockholder action.  Each director shall be elected at the annual meeting of the stockholders, except as provided in Section 3.4, and each director elected shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires.

Section 3.2.  Nomination of Director Candidates.  Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors.  Any stockholder entitled to vote for the election of a director at a meeting may nominate persons for whom such stockholder may vote only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, (i) if the corporation mailed notice of the last annual meeting or publicly disclosed the date of such meeting and the annual meeting for the current year has not changed more than thirty days from such date (as if in the current year), forty-five days before the earlier of the date (as if in the current year) of such mailing or public disclosure or (ii) otherwise ninety days prior to the annual meeting and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons intended to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such requirements been applicable and each nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this section.

Section 3.3.  Removals.  Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding at any meeting of stockholders called expressly for the purpose of removing a director or directors, each director may be removed from office at any time by the stockholders, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation entitled to vote for the election of such director.

Section 3.4.  Vacancies.  Subject to the preferential voting rights of the holders of preferred stock or any other class of capital stock of the corporation or any series of any of the foregoing that is then outstanding and except as otherwise required by law, all vacancies in the board of directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors though less than a quorum; provided, however, that any vacancy resulting from an increase in the number of directors that is the result of a resolution adopted by the stockholders of the corporation may be filled by the stockholders of the corporation in accordance with the laws of the state of Delaware, any other applicable provisions of the certificate of incorporation and these bylaws.  Each director so chosen shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.5.  Annual Meeting.  The annual meeting of the board of directors may be held without notice immediately after the annual meeting of stockholders at the location of the stockholders’ meeting.  If not held immediately after the annual meeting of the stockholders, the annual meeting of the board of directors shall be held as soon thereafter as may be convenient.

Section 3.6.  Other Meetings and Notice.  Regular meetings of the board of directors may be held with or without notice at such time and at such place as shall from time to time be determined by the board of directors.  Special meetings of the board of directors may be called by or at the request of the chairman of the board, the vice chairman of the board, the president or the or chief executive officer and shall be called by the chairman of the board on the written request of a majority of directors, in each case on at least twenty-four hours notice to each director.

Section 3.7.  Quorum.  A majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 3.8.  Committees.  Standing or temporary committees consisting of one or more directors of the corporation may be appointed by the board of directors from time to time, and the board of directors may from time to time invest such committees with such powers as it may see fit, subject to limitations imposed by statute and such conditions as may be prescribed by the board of directors.  An executive committee may be appointed by resolution passed by a majority of the entire board of directors and if appointed it shall have all the powers provided by statute, except as specially limited by the board of directors.  All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the board of directors at its next meeting.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The board shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any committee of the board, or any member thereof, either with or without cause.

Section 3.9.  Committee Rules.  Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum.

Section 3.10.  Telephonic Meetings.  Members of the board of directors or any committee designated by the board of directors may participate in any meeting of the board of directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting.

Section 3.11.  Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors or any committee thereof at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12.  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing or electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee.  Action taken pursuant to such written consent of the board of directors or of any committee thereof shall have the same force and effect as if taken by the board of directors or the committee, as the case may be, at a meeting thereof.

Section 3.13.  Compensation.  The board of directors shall have the authority to fix the compensation of directors.

Section 3.14.  Minutes.  The board of directors shall cause to be kept regular minutes of its proceedings, and such minutes shall be placed in the minute proceedings of the corporation (which may be maintained in paper or electronic form).

ARTICLE IV.
OFFICERS

Section 4.1.  Number.  The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, and such other officers and assistant officers as the board of directors may, by resolution, appoint.  Any two or more offices may be held by the same person.  In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.

Section 4.2.  Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the annual meeting of the board of directors.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until the next annual meeting of the board of directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 4.3.  The Chairman of the Board.  The chairman of the board shall preside at all meetings of the stockholders and directors.  He or she shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and, in connection therewith, shall be authorized to delegate to the vice chairman of the board, president and other officers such of his or her powers and duties as chairman of the board at such time and in such manner as he or she may deem to be advisable.  The chairman of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors.

Section 4.4.  The Vice Chairman of the Board.  The vice chairman of the board shall assist the chairman of the board in the management of the business of the corporation, and, in the absence or disability of the chairman of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chairman of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed.  The vice chairman of the board shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chairman of the board.  In addition to the foregoing, the vice chairman of the board shall have such other powers, duties and authority as may be set forth elsewhere in these bylaws.

Section 4.5.  The President.  The president shall be the corporation’s chief operating officer unless otherwise determined by the board of directors.  The president shall assist the chairman of the board in the management of the business of the corporation, and, in the absence or disability of the chairman of the board and the vice chairman of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chairman of the board or designate the executive officers of the corporation by whom such other powers shall be exercised and other duties performed.  The president shall be an ex officio member of all standing committees and he or she shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chairman of the board.  In addition to the foregoing, the president shall have such other powers, duties, and authority as may be set forth elsewhere in these bylaws.  If the board of directors does not elect a chairman or vice chairman of the board, the president shall also have the duties and responsibilities, and exercise all functions, of the chairman and the vice chairman of the board as provided in these bylaws.

Section 4.6.  The Chief Executive Officer.  The board of directors may designate an individual, whether or not such individual is an officer of the corporation, to serve as the chief executive officer of the corporation.  The chief executive officer shall have the duties and responsibilities, and exercise all functions, as the board of directors may determine.

Section 4.7.  The Chief Financial Officer.  The board of directors may designate an individual, whether or not such individual is an officer of the corporation, to serve as the chief financial officer of the corporation.  The chief financial officer shall have the duties and responsibilities, and exercise all functions, as the board of directors may determine.

Section 4.8.  Vice Presidents.  Each vice president shall have such powers and discharge such duties as may be assigned from time to time by the chairman of the board, the vice chairman of the board or the president.  During the absence or disability of the president, first the chief executive officer and in the absence or disability of the chief executive officer, one such vice president, when designated by the board of directors, shall exercise all the functions of the president.

Section 4.9.  The Secretary and Assistant Secretary.  The secretary or the chairman of the board shall issue notices for all meetings.  The secretary shall keep minutes of all meetings of the board of directors, the committees thereof and the stockholders, shall have charge of the seal and the corporate books and shall make such reports and perform such other duties as are incident to the office, and perform such other duties designated or properly required by the chairman of the board, the vice chairman of the board, the president or the chief executive officer.  The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.  The assistant secretary shall be vested with the same powers and duties as the secretary, and any act may be done or duty performed by the assistant secretary with like effect as though done or performed by the secretary.  The assistant secretary shall have such other powers and perform such other duties as may be assigned by the chairman of the board, the vice chairman of the board, the president or the chief executive officer.

Section 4.10.  The Treasurer and Assistant Treasurer.  The treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account.  He or she shall disburse the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the chairman of the board, the vice chairman of the board, the president, the chief executive officer or by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors from time to time as may be required of him or her, an account of all transactions as treasurer and of the financial condition of the corporation.  The treasurer shall perform all duties incident to the office, and perform such other duties designated or properly required by the chairman of the board, the vice chairman of the board, the president or the chief executive officer. The assistant treasurer shall be vested with the same powers and duties as the treasurer, and any act may be done, or duty performed by the assistant treasurer with like effect as though done or performed by the treasurer.  The assistant treasurer shall have such other powers and perform such other duties as may be assigned by the chairman of the board, the vice chairman of the board, the president or the chief executive officer.

Section 4.11.  Vacancies.  Vacancies in any office arising from any cause may be filled by the directors for the unexpired portion of the term with a majority vote of the directors then in office.  In the case of the absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

Section 4.12.  Other Officers, Assistant Officers and Agents.  Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these bylaws shall hold their offices for such terms and shall exercise such powers and perform such duties as the board of directors may determine.

Section 4.13.  Normal Duties and Responsibilities of Officers.  Unless otherwise provided in these bylaws or the board of directors decides otherwise, if an officer title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law or any successor or similar statute, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the board of directors.

ARTICLE V.
INDEMNIFICATION AND INSURANCE OF DIRECTORS, OFFICERS AND OTHERS

Section 5.1.  Indemnification.  To the fullest extent permitted by Delaware law, the corporation shall indemnify any and all officers and directors of the corporation from and against all expenses (including attorneys’ fees), liabilities or other matters arising out of their status as such or their acts, omissions or services rendered by such persons in such capacities or otherwise while serving at the request of the corporation in any other capacity.  Unless specifically addressed in a repeal or amendment of Delaware law with regard to a corporation’s ability to indemnify any such person, no such repeal or amendment shall adversely affect any indemnification rights of any such person existing at the time of such repeal or amendment.

Section 5.2.  Advancement of Expenses.  Expenses (including attorneys’ fees) incurred by a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by reason of his or her status as a director or officer of the corporation or services rendered by such persons in such capacities or otherwise at the request of the corporation or incurred by a director or officer for prosecuting a claim under Section 5.3 shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

Section 5.3.  Expenses of Contested Indemnification Claims.  If a claimant makes a claim on the corporation under Section 5.1 or 5.2 and the corporation does not pay such claim in full within thirty days after it has received such written claim, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid also the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification of advancement of costs of defense are not permitted under the General Corporation Law of Delaware or other applicable law, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors or any committee thereof, special legal counsel or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its board of directors or any committee thereof, special legal counsel, or stockholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

Section 5.4.  Indemnification Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 5.5.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5.6.  Employees, Agents and Others.  To the fullest extent of Delaware law, the corporation may grant rights of indemnification and advancement of expenses to any person who is not at the time a current director or officer of the corporation.

Section 5.7.  Contract Right.  Each of the rights of indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall be a contract right that will survive the termination of any person’s service as a director or officer and any repeal or amendment of the provisions of this Article shall not adversely affect any such right of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment, and further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

Section 5.8.  Insurance.  To the fullest extent of Delaware law, the corporation shall have power to purchase and maintain insurance on behalf of any person, including one who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or Delaware law.

Section 5.9.  Certain References Under Article V.  For purposes of this Article, references to “the corporation,” “other enterprise” and “serving at the request of the corporation” shall have the meanings given such terms in Section 145 of the Delaware General Corporation Law or any successor or similar statute.  As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

ARTICLE VI.
STOCK CERTIFICATES

Section 6.1.  Form.  The shares of stock of the corporation shall be represented by certificates, or shall be uncertificated shares.  Every holder of uncertificated shares of the corporation shall be entitled upon request to have a stock certificate issued to such holder signed by the chairman of the board, the president, the chief executive officer or any vice president and the secretary, any assistant secretary, the treasurer or any assistant treasurer, certifying to the number of shares owned by such stockholder.  Where, however, such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation, and a registrar or by an agent acting in the dual capacity of transfer agent and registrar, the signatures of any of the above-named officers may be facsimile signatures.  In the event that any officer who has signed, or whose facsimile signature has been used on, a certificate ceases to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom either certificated or uncertificated shares are issued, with the number of shares and date of issue, shall be entered on the books of the corporation.  Notwithstanding any other provision in these bylaws, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements or certificates, and as may be required by applicable law, which system has been approved by the U.S. Securities and Exchange Commission.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

Section 6.2.  Transfers.  Transfers of stock shall be made only upon the transfer books of the corporation or respective transfer agents designated to transfer the several classes of stock and, in the case of shares represented by a certificate or certificates, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

Section 6.3.  Lost or Destroyed Certificates.  The corporation may issue a new stock certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation shall, except as otherwise determined by the board of directors, the chairman of the board, the president, the chief executive officer any vice president or other authorized officer, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.4.  Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.

Section 6.5.  Restrictions on Transfers of Shares.  Notice of any restriction on the transfer of shares of the corporation’s stock shall be placed on each certificate of stock issued, or in the case of uncertificated shares, contained in the notice sent to the registered holder of such shares in accordance with the laws of the state of Delaware.

ARTICLE VII.
CERTAIN BUSINESS COMBINATIONS

The provision of Section 203 of the Delaware General Corporation Law shall not apply to the corporation.

This Article VII shall be amended, altered or repealed only as provided in Section 203 of the Delaware General Corporation Law.

ARTICLE VIII.

GENERAL PROVISIONS

Section 8.1.  Dividends.  Dividends upon the capital stock of the corporation, subject to any applicable provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the applicable provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.2.  Accounts.  The chairman of the board, vice chairman of the board, president, the chief executive officer or any vice president is authorized for and on behalf of the corporation:  to establish, maintain and to close depositary accounts, in the corporation’s name, for the deposit and withdrawal of corporation funds; to designate those individuals authorized to withdraw funds or sign checks in said depositary accounts; and to execute customer agreements with respect to such depositary accounts, including forms of corporate resolutions, certified with respect to the approval of the board of directors as of the date such forms of corporate resolutions are executed. The secretary or assistant secretary is, authorized for and on behalf of the corporation without further action of the board of directors to certify as to the approval of the board of directors of forms of resolutions regarding any of such depositary or trading accounts as of the date the officer of the corporation executes the customer agreement with respect to each such account.

ARTICLE IX.
NOTICES

Section 9.1.  General.  Written notice to stockholders of stockholder meetings shall be given as provided in Section 2.3 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.  Whenever the provisions of any statute or these bylaws require notice to be given to any director, such notice may be given by the method stated in the previous sentence, except that such notice other than one that is delivered personally shall be sent to such address as such director shall have filed in writing with the secretary, or, in the absence of such filing, to the last known post office address of such director.

Section 9.2.  Waivers.  Whenever any notice whatever is required to be given under provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice or a waiver by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 9.3.  Attendance as Waiver.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 9.4.  Omission of Notice to Stockholders.  Any notice required to be given to any stockholder under any statutory provision, the certificate of incorporation or these bylaws need not be given to the stockholder if:

(a)

notice of two consecutive annual meetings and all notices of meetings held or the takings of action by written consent without a meeting to such stockholder taken during the period between those annual meetings, or

(b)	all, and at least two, payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period,

have been mailed to that person, addressed at his or her address as shown on the share transfer records of the corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given.  If such a person delivers to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE X.
FORUM SELECTION

Section 10.1.  Delaware Forum.  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the corporation to the corporation or the corporation’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the corporation or any current or former director, officer, employee, agent or stockholder of the corporation arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or the certificate of incorporation or bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine.

Section 10.2.  Securities Act Claims.  Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 10.3.  Notice and Consent.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Section 10.4.  Injunctive Relief.  Failure to enforce the foregoing provisions would cause the corporation irreparable harm, and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ADOPTED BY THE BOARD OF DIRECTORS AS OF MARCH 3, 2021

/s/ Jane R. Grimm

Jane R. Grimm, Secretary